Exhibit 23.3

Consent of Wright, Moore, DeHart, Dupuis & Hutchinson, L.L.C.

Certified Public Accountants

We hereby consent to the use in the Amendment Number One to the Registration Statement on Form S-1 of NightHawk Radiology Holdings, Inc. (File #: 333-128820) (the “Registration Statement”) of our report dated July 7, 2005 relating to the financial statements of DayHawk Radiology Services, LLC as of November 11, 2004 and for the period January 1, 2004 to November 11, 2004.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/    WRIGHT, MOORE, DEHART, DUPUIS & HUTCHINSON, L.L.C.

Wright, Moore, DeHart, Dupuis & Hutchinson, L.L.C.

Lafeyette, Louisiana

November 4, 2005